Exhibit 99.1

PRESS RELEASE

FOR RELEASE 4/22/09 @ 1:05PM

AnalogicTech Reports Financial Results for the First Quarter 2009

Santa Clara, CA – April 22, 2009 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), a developer of total power management integrated circuits, today reported financial results for the first quarter ended March 31, 2009.

Net revenue for the first quarter of 2009 was $16.5 million, a decrease of 34% over net revenue of $25.1 million for the first quarter of 2008 and a sequential decrease of 11% from net revenue of $18.6 million for the fourth quarter of 2008.

Net loss for the first quarter of 2009 was $(5.2) million, or $(0.12) per diluted share. This compares to net income of $0.4 million, or $0.01 per diluted share for the first quarter of 2008, and net loss of $(14.4) million, or $(0.32) per diluted share for the fourth quarter of 2008.

On a non-GAAP basis, excluding stock-based compensation expense, amortization of acquired intangibles, restructuring and other severance-related expenses, and the deferred tax asset valuation allowance, net of taxes, net loss for the first quarter of 2009 was $(3.5) million, or $(0.08) per diluted share. This compares to non-GAAP net income of $2.0 million, or $0.04 per diluted share, for the first quarter of 2008 and non-GAAP net loss of $(3.3) million, or $(0.07) per diluted share, for the fourth quarter of 2008. Non-GAAP net income for the first quarter of 2008 excluded stock-based compensation expense and amortization of acquired intangibles, net of taxes. Non-GAAP net loss for the fourth quarter of 2008 excluded stock-based compensation expense, amortization of acquired intangibles, an intangible asset impairment charge, an impairment loss on a private equity investment, restructuring and other severance-related expenses, and a charge to increase the deferred tax asset valuation allowance, net of taxes.

AnalogicTech reported gross margins of 44.9% for the first quarter of 2009, compared to 54.7% for the first quarter of 2008 and 38.2% for the fourth quarter of 2008. Non-GAAP gross margin was 45.6% for the first quarter of 2009, compared to 56.0% for the first quarter of 2008 and 43.3% for the fourth quarter of 2008. The Company ended the quarter with $103.6 million in cash, cash equivalents, and short-term investments.

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“Our first quarter results were stronger than expected, particularly with our camera flash and battery management products,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “While the operating environment remains challenging, we are encouraged by our progress in securing design wins and increasing sales diversification. We were particularly pleased that revenue from our ModularBCD products reached 28% of our sales for the first quarter.”

“Strong financial discipline continues to be a priority as we closely managed operating expenses during the quarter. We have also continued to focus on tightly regulating our inventory levels in order to effectively anticipate and respond to upside demand. We are proud of our ability to implement cost control measures while maintaining the commitment to our distinctive business fundamentals of leading product design and strong customer support.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the second quarter ending June 30, 2009, AnalogicTech estimates revenue in the range of $18 million to $21 million, and net loss in the range of $(0.13) to $(0.10) per diluted share on a GAAP basis. The second quarter 2009 estimates include pre-tax quarterly share-based compensation expense in the range of $1.7 to $1.9 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income (loss), gross margin and earnings (loss) per share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income (loss), gross margin and earnings (loss) per share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

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Conference Call Details

The AnalogicTech first quarter 2009 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Wednesday, April 22, 2009. To participate in the live call, analysts and investors should dial 800-978-7659 or 303-262-2055 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at http://www.aati.com in the “Webcasts” section. A telephonic replay of the conference call will also be available through April 26, 2009, by dialing 800-405-2236 and entering the passcode 11130267#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3000 and entering the passcode 11130267#.

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For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About AnalogicTech

Advanced Analogic Technologies, Inc. (AnalogicTech) is a supplier of Total Power Management™ semiconductor solutions for a variety of consumer, communications, and computing systems. The company focuses its design and marketing efforts on the application-specific power management needs of such devices as mobile handsets, smartphones, digital cameras, netbooks / notebooks, personal navigation systems, and wireless LANs. AnalogicTech also develops and licenses device, process, package, and application-related technologies. AnalogicTech is headquartered in Santa Clara, CA and Macau, S.A.R., with offices in China, Hong Kong, Taiwan, Japan, Korea, and the U.K., as well as a worldwide network of sales reps and distributors. The company is listed on NASDAQ under the symbol AATI. For more information, please visit www.analogictech.com. (AnalogicTech – F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2008. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

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AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Mar. 31, 2009	Dec. 31 2008 (*)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$45,714	$52,094
Short-term investments	57,929	57,443

Total cash, cash equivalents and short term investments	103,643	109,537
Accounts receivable, net of allowances	9,247	6,654
Inventories	8,749	9,016
Prepaid expenses and other current assets	1,905	2,100

Total current assets	123,544	127,307
Property and equipment, net	4,596	5,050
Other assets	4,175	4,060
Deferred income taxes - noncurrent	260	326
Intangible assets, net	315	395
Goodwill	16,116	16,116

TOTAL ASSETS	$149,006	$153,254

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$7,374	$4,601
Accrued liabilities	3,083	3,739
Income tax payable	223	28

Total current liabilities	10,680	8,368
Long-term income tax payable	3,742	3,326
Other long-term liabilities	242	228

Total liabilities	14,664	11,922

Total stockholders’ equity	134,342	141,332

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$149,006	$153,254

*	Amounts as of December 31, 2008 were derived from the December 31, 2008 audited consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	Mar. 31, 2009	Mar. 31 2008	Dec. 31 2008
NET REVENUE	$16,549	$25,101	$18,629
Cost of revenue	9,118	11,369	11,508

GROSS PROFIT	7,431	13,732	7,121
OPERATING EXPENSES:
Research and development	6,583	7,659	7,010
Sales, general and administrative	5,429	6,445	5,923
Patent litigation	301	262	764

Total operating expenses	12,313	14,366	13,697

LOSS FROM OPERATIONS	(4,882)	(634)	(6,576)
OTHER INCOME, NET	353	1,144	42

INCOME (LOSS) BEFORE INCOME TAXES	(4,529)	510	(6,534)
PROVISION FOR INCOME TAXES	679	64	7,832

NET INCOME (LOSS)	$(5,208)	$446	$(14,366)

NET INCOME (LOSS) PER SHARE:
Basic	$(0.12)	$0.01	$(0.32)

Diluted	$(0.12)	$0.01	$(0.32)

WEIGHTED AVERAGE SHARES USED IN NET INCOME (LOSS) PER SHARE CALCULATION:
Basic	43,052	45,491	45,183

Diluted	43,052	47,060	45,183

Note: Stock compensation recorded in each expense classification above is as follows:
Cost of revenue	$63	$77	$80
Research and development	700	790	426
Sales, general and administrative	812	860	537

	$1,575	$1,727	$1,043

Financial Summary (Non-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	Mar. 31, 2009	Mar. 31, 2008	Dec. 31, 2008
GAAP TO NON-GAAP RECONCILIATION
GROSS MARGIN:
GROSS MARGIN	$7,431	$13,732	$7,121
GROSS MARGIN %	44.9%	54.7%	38.2%
Amortization of acquired intangibles	54	242	242
Intangible asset impairment charge	—	—	627
Stock-based compensation	63	77	80
NON-GAAP GROSS MARGIN	7,548	14,051	8,070
NON-GAAP GROSS MARGIN %	45.6%	56.0%	43.3%
NET INCOME (LOSS):
NET INCOME (LOSS):	$(5,208)	$446	$(14,366)
Stock-based compensation	1,575	1,727	1,043
Amortization of acquired intangibles	64	290	290
Intangible asset impairment charge	—	—	755
Impairment loss on private equity investment	—	—	508
Restructuring and other severance expenses	124	—	482
Associated tax effects of above adjustments	(345)	(446)	(603)
Deferred tax asset valuation allowance	300	—	8,632

Total adjustments	1,718	1,571	11,107

NET INCOME (LOSS) ON NON-GAAP BASIS:	$(3,490)	$2,017	$(3,259)

EPS:
GAAP EPS, DILUTED	$(0.12)	$0.01	$(0.32)
NON-GAAP EPS, DILUTED	$(0.08)	$0.04	$(0.07)
Weighted average shares used to calculate Non-GAAP diluted EPS:	43,052	47,060	45,183